Exhibit 99.1

SAIC Announces CEO Appointment

February 17, 2026

Interim CEO, Former Board Member, and Seasoned Government Services Executive James Reagan Named CEO

Reston, Va., Feb. 17, 2026 (GLOBE NEWSWIRE) Science Applications International Corporation (Nasdaq: SAIC), a premier Fortune 500® company driving our nation’s digital transformation across the defense, space, civilian, and intelligence markets, today announced that the Company’s Board of Directors has appointed James (“Jim”) Reagan, Chief Executive Officer, effective immediately.

“Following a thorough search process, the selection of Jim Reagan as CEO was a unanimous decision by the Board,” said SAIC Board Chair Donna Morea. “Over the past few months, Jim has proven to be the steady hand at the tiller SAIC needs. He understands the Company’s strengths and opportunities and has been working with SAIC business leaders to drive the innovation, speed, and efficiency that will enable future growth and value creation for our customers, shareholders, and employees. We look forward to continuing to work with Jim in his new capacity.”

Mr. Reagan is a seasoned executive, with nearly 40 years of experience, including two decades of senior leadership experience in the defense and government services industry and a significant background in business transformation. During his tenure as Executive Vice President & Chief Financial Officer of Leidos Holdings, a Fortune 500® technology company serving government and commercial customers, he was instrumental in accelerating the company’s growth.

Earlier in his career Mr. Reagan held Chief Financial Officer roles at Vencore, Inc., and PAE, both companies were leading providers of technology and engineering services for government customers. Before that, he was Chief Financial Officer of Aspect Communications and held several senior roles at MCI Telecommunications, Nextel and AMS. He brings deep knowledge and understanding of SAIC’s customers and commitment to advancing their mission, in addition to his extensive expertise across cybersecurity and intelligence, information technology, healthcare, and national security. Mr. Reagan has been a member of the SAIC Board since January 2023 and was appointed Interim CEO in October 2025.

“I am honored by the Board’s decision and excited to continue the critical work we have begun to sharpen our focus, strengthen our execution and speed to market, and win. SAIC has a very strong future ahead and I am confident the efforts underway to further differentiate SAIC will generate more sustained, profitable growth in the coming years. I look forward to continuing to work with the Board and the talented SAIC team to achieve our goals,” Jim Reagan said.

About SAIC

SAIC® is a premier Fortune 500 mission integrator focused on advancing the power of technology and innovation to serve and protect our world. Our robust portfolio of offerings across the defense, space, civilian and intelligence customers includes secure high-end solutions in mission IT, enterprise IT, engineering services and professional services. We integrate emerging technology, rapidly and securely, into mission critical operations that modernize and enable critical national imperatives.

We are approximately 24,000 strong; driven by mission, united by purpose, and inspired by opportunities. Headquartered in Reston, Virginia, SAIC has annual revenues of approximately $7.5 billion. For more information, visit saic.com. For ongoing news, please visit our newsroom.

Media Contact

Darryn James

Director, Media and Brand Reputation

(202) 492-7834

publicrelations@saic.com

Investor Relations Contact

Jon Raviv

Vice President, Investor Relations

(703) 676-4432

investorrelations@saic.com

Forward-Looking Statements

Forward-Looking Statements Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “guidance,” and similar words or phrases. Forward-looking statements in this release may include, among others, estimates of future revenues, operating income, earnings, earnings per share, charges, total contract value, backlog, outstanding shares and cash flows, as well as statements about future dividends, share repurchases and other capital deployment plans. Such statements are not guarantees of future performance and involve risk, uncertainties and assumptions, and actual results may differ materially from the guidance and other forward-looking statements made in this release as a result of various factors. Risks, uncertainties and assumptions that could cause or contribute to these material differences include those discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” sections of our Annual Report on Form 10-K, as updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which may be viewed or obtained through the Investor Relations section of our website at saic.com or on the SEC’s website at sec.gov. Due to such risks, uncertainties and assumptions you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. SAIC expressly disclaims any duty to update any forward-looking statement provided in this release to reflect subsequent events, actual results or changes in SAIC’s expectations. SAIC also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.